EXHIBIT 5.1

Baker McKenzie.

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March 6, 2020

Avaya Holdings Corp.
4655 Great America Parkway
Santa Clara, California 95054

RE: Registration Statement on Form S-8 for Avaya Holdings Corp. 2020 Employee Stock Purchase Plan

Dear Ladies and Gentlemen:

We have acted as special counsel for Avaya Holdings Corp., a Delaware corporation (the "Company"), in connection with its filing with the Securities and Exchange Commission (the "SEC") of a registration statement on Form S-8 filed on the date hereof (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration of 5,500,000 shares of the Company's common stock, par value $0.01 per share (the "Shares"), issuable pursuant to the Company's 2020 Employee Stock Purchase Plan (the "Plan").

As the Company's counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by the Company in connection with the sale and issuance of the Shares under the Plan. We have examined the originals, or photostatic or certified copies, of such records of the Company, of certificates of officers of the Company and of public documents, and such other documents as we have deemed relevant and necessary as the basis of the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, the authenticity of the originals of such copies and that the offer and sale of the Shares complies in all respects with the terms, conditions and restrictions set forth in the Registration Statement and the Plan. We have also assumed that at the time of each issuance of the Shares, there will be a sufficient number of shares of the Company's common stock authorized for issuance under the Company's certificate of incorporation, as amended, that have not otherwise been issued or reserved or committed for issuance.

Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Shares have been duly and validly authorized, and when issued, sold and delivered in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

The opinions expressed above are limited to the General Corporation Law of the State of Delaware.

Baker & McKenzie LLP is a member of Baker & McKenzie International, a Swiss Verein.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto. In providing this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder. Sincerely, /s/ BAKER & McKENZIE LLP BAKER & McKENZIE LLP 2